Exhibit 99.1

RenovoRx Closes $6.1 Million Private Placement

With Material Participation From Insiders, Offering Proceeds to Help Drive Company Towards Second Interim Analysis of the Pivotal TIGeR-PaC Phase III Clinical Trial by Late 2024

LOS ALTOS, Calif. – January 29, 2024 – RenovoRx, Inc. (“RenovoRx” or the “Company”) (Nasdaq: RNXT), a clinical-stage biopharmaceutical company developing novel precision oncology therapies based on a local drug-delivery platform, today announced that it has closed a private placement (the “private placement” or the “financing”) resulting in gross proceeds of approximately $6.1 million, before deducting offering expenses.

The closing of this private placement extends RenovoRx’s cash runway as RenovoRx continues its ongoing pivotal TIGeR-PaC Phase III clinical trial, with a second interim analysis for this study to occur at the 52nd event (death), which is expected in late 2024.

RenovoRx insiders, including members of the management team and Board of Directors, participated in the private placement. Through the execution of this financing, RenovoRx sold an aggregate of 6,133,414 shares of common stock and warrants exercisable for up to an aggregate of 6,133,414 shares of common stock. Investors who are not insiders of RenovoRx paid $0.99 per share for the common stock and associated warrants, but RenovoRx’s management team and directors purchased shares and warrants at the market price for Nasdaq Stock Market purposes at $1.22 per share and associated warrant, reflecting their strong belief in the Company. The warrants are exercisable at a price equal to the per share price paid by the applicable investor and are exercisable for a period of five years following the closing of the private placement.

Shaun Bagai, CEO of RenovoRx, stated, “We are thrilled to start the new year with the closing of this important financing, especially in a challenging market climate. The net proceeds bolster our balance sheet and will allow us to drive our pivotal trial towards what we hope will be another positive interim analysis by the end of this year. We are particularly grateful for the participation in this financing from members of our board and management team as well as existing and new investors. With the net proceeds of this financing, in alignment with our consistent focus on efficient use of capital, we anticipate that we will be able to fund our operations through late 2024, even as we continue to explore additional capital raising opportunities. We are at a critical inflection point, and our efforts are laser focused on advancing multiple late-stage programs, reaching clinical milestones, and helping cancer patients live a longer, fuller life.”

“Last year, I joined RenovoRx’s Board as a Director,” said Dr. Robert J. Spiegel. “I have now chosen to join as an investor in this private placement financing. RenovoRx’s proprietary Trans-Arterial Micro-Perfusion (TAMPTM) platform has the possibility to extend across a variety of high unmet needs by expanding our pipeline into other difficult-to-treat solid tumor cancers with additional therapeutics.”

The first interim analysis in RenovoRx’s pivotal Phase III TIGeR-PaC clinical trial at the 26th specified event, was completed in March 2023, and the Data Monitoring Committee (DMC) recommended a continuation of the study. The second interim analysis will occur at the 52nd of the specified events. The 52nd event is estimated to occur in late 2024. TIGeR-PaC is an ongoing randomized multi-center study in locally advanced pancreatic cancer (LAPC) using RenovoRx’s proprietary TAMP therapy platform to evaluate its first product candidate, RenovoGemTM, a novel oncology drug-device combination product. The study is comparing treatment with TAMP to the current standard of care of systemic intravenous chemotherapy.

The TIGeR-PaC study is prespecified to provide a primary endpoint of a 6-month Overall Survival benefit and secondary endpoints including reduced side effects versus standard of care. Interim analysis data was presented at the 2023 American Association for Cancer Research Annual Meeting and as a Late Breaker Oral Presentation at the 2023 European Society of Medical Oncology World Congress on Gastrointestinal Cancer.

The financing will also allow RenovoRx to begin to engage additional clinical trial sites in preparation for the Company’s Phase III CouGar study in bile duct cancer, which is the second late-stage clinical trial to evaluate RenovoGem in a difficult-to-access solid tumor cancer. RenovoRx has also identified other potential pipeline indication opportunities in non-small cell lung cancer, uterine tumors, glioblastoma, and sarcoma. The Company will require additional funding to fully pursue these opportunities.

Paulson Investment Company, LLC acted as the exclusive placement agent in connection with this financing.

“We are excited to assist RenovoRx in securing funding with Paulson’s high-net-worth clients for the Phase III study on its TAMP therapy for LAPC treatment,” said Marta Wypych, Head of Investment Banking at Paulson Investment Company. “By doing so, we aim to facilitate the Company’s journey towards FDA approval, bringing forth this innovative combination therapy to the market for the well-being of pancreatic cancer patients.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About RenovoRx, Inc.

RenovoRx is a clinical-stage biopharmaceutical company developing proprietary targeted combination therapies for high unmet medical need with a goal to improve therapeutic outcomes for cancer patients undergoing treatment. The Company’s proprietary Trans-Arterial Micro-Perfusion (TAMPTM) therapy platform is designed to ensure precise therapeutic delivery to directly target the tumor while potentially minimizing a therapy’s toxicities versus systemic (intravenous (IV) therapy). RenovoRx’s unique approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy. Our Phase 3 lead product candidate, RenovoGemTM, a novel oncology drug-device combination product, is being investigated under a US IND that is regulated by FDA 21 CFR 312 pathway. RenovoGem is currently being evaluated for the treatment of locally advanced pancreatic cancer (LAPC) by the Center for Drug Evaluation and Research (the drug division of FDA.)

RenovoRx is committed to transforming the lives of patients by delivering innovative solutions to change the current paradigm of cancer care. RenovoGem is currently under investigation for TAMP therapeutic delivery of gemcitabine and has not been approved for commercial sale.

For more information, visit www.renovorx.com. Follow RenovoRx on Facebook, LinkedIn, and Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding (i) the use of proceeds from the private placement described herein and (ii) our clinical trials and studies, including anticipated timing, statements regarding the potential of RenovoCath®, RenovoGemTM or TAMPTM or regarding our ongoing TIGeR-PaC Phase III clinical trial study in LAPC, and (iii) the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases. Statements that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections and statements relating to our research and development plans, clinical trials, therapy platform, business plans, financing plans, objectives and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and adversely from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “may,” “expects,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “estimates,” “intends,” and “potential,” or the negative of these terms or other comparable terminology regarding RenovoRx’s expectations strategy, plans or intentions, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: (i) circumstances which would adversely impact our ability to efficiently utilize the net proceeds of the private placement described herein, (ii) the timing of the initiation, progress and potential results (including the results of interim analyses) of our preclinical studies, clinical trials and our research programs; (iii) the possibility that interim results may not be predictive of the outcome of our clinical trials, which may not demonstrate sufficient safety and efficacy to support regulatory approval of our product candidate, (iv) that the applicable regulatory authorities may disagree with our interpretation of the data; research and clinical development plans and timelines, and the regulatory process for our product candidates; (v) future potential regulatory milestones for our product candidates, including those related to current and planned clinical studies; (vi) our ability to use and expand our therapy platform to build a pipeline of product candidates; (vii) our ability to advance product candidates into, and successfully complete, clinical trials; (viii) the timing or likelihood of regulatory filings and approvals; (ix) our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; (x) the commercialization potential of our product candidates, if approved; (xi) our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; (xii) future strategic arrangements and/or collaborations and the potential benefits of such arrangements; (xiii) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; (xiv) the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; (xv) our ability to retain the continued service of our key personnel and to identify, and hire and retain additional qualified personnel; (xvi) the implementation of our strategic plans for our business and product candidates; (xvii) the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates and research programs; (xviii) our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; (xix) the pricing, coverage and reimbursement of our product candidates, if approved; and (xx) developments relating to our competitors and our industry, including competing product candidates and therapies. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contact:

KCSA Strategic Communications

Valter Pinto or Jack Perkins

T:212-896-1254

renovorx@kcsa.com